UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street
Suite 2000
Tysons, Virginia	22102-5151
(Address of Principal Executive Offices)	(Zip Code)

(703) 873-6600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On January 25, 2024, TEGNA Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Amended and Restated Competitive Advance and Revolving Credit Agreement, dated December 13, 2004 and effective as of January 5, 2005, and as amended and restated as of August 5, 2013, as further amended as of June 29, 2015, September 30, 2016, August 1, 2017, June 21, 2018, August 15, 2019, June 11, 2020, and May 14, 2023, among the Company, the several lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and swingline lender, JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC, and Royal Bank of Canada, as issuing lenders (the “Credit Agreement”). Under the Credit Agreement, the Company’s maximum Total Leverage Ratio (as defined in the Credit Agreement) will remain unchanged at 4.50 to 1.00.

Among other things, the Amendment amends the Credit Agreement to:

•	Reduce the Five-Year Commitments (as defined in the Credit Agreement) to $750 million;

•

Extend the term of such Five-Year Commitments to January 25, 2029, subject to a 91-day springing maturity date if debt in excess of $300 million (subject to certain exceptions) were to mature before such date;

•	Add the right to obtain a temporary 0.5x step-up in the Total Leverage Ratio (as defined in the Credit Agreement) after consummating a Qualified Acquisition (as defined in the Credit Agreement);

•	Increase the amount of Unrestricted Cash (as defined in the Credit Agreement) to $600 million;

•	Amend the definition of Consolidated EBITDA to include an add-back for certain professional fees and expenses; and

•	Establish a $50 million swingline facility.

Several of the lenders and agents under the Credit Agreement and their respective affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its subsidiaries for which they have received, and will receive, customary fees and expenses.

The description of the Amendment contained herein is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Fifteenth Amendment, dated as of January 25, 2024, to the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated December 13, 2004 and effective as of January 5, 2005, and as amended and restated as of August 5, 2013, as further amended as of June 29, 2015, September 30, 2016, August 1, 2017, June 21, 2018, August 15, 2019, June 11, 2020, and May 14, 2023, among the Company, the several lender parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and swingline lender, JPMorgan Chase Bank, N.A., Citibank, N.A., Barclays Bank PLC, and Royal Bank of Canada, as issuing lenders.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

By:	/s/ Clifton A. McClelland
Clifton A. McClelland
Senior Vice President and Controller

Date: January 25, 2024